Exhibit 1.3
AMENDMENT NO. 2 TO EQUITY DISTRIBUTION AGREEMENT
November 13, 2023
[●]
Ladies and Gentlemen:
Ellington Financial Inc., a Delaware corporation (the “Company”), Ellington Financial Management LLC, a Delaware limited liability company and the Company’s external manager (the “Manager”), and [●] (the “Placement Agent”) are parties to that certain Equity Distribution Agreement dated as of August 6, 2021 (the “Original Agreement”), as amended by that certain Amendment No. 1 to the Original Agreement, dated as of January 24, 2023 (“Amendment No. 1”) (the Original Agreement, as amended by Amendment No. 1, the “Amended Agreement”). All capitalized terms not defined herein shall have the meanings ascribed to them in the Amended Agreement. The parties hereto, intending to be legally bound, hereby agree as follows:
1. Amendments to the Amended Agreement. The Amended Agreement is amended as follows:
A. The first paragraph of Section 1 of the Amended Agreement is hereby deleted and replaced in its entirety with the following:
“The Company agrees that, from time to time during the term of this Agreement, on the terms and subject to the conditions set forth herein, it may issue and sell through the Placement Agent, acting as agent and/or principal, shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”), having an aggregate offering price of up to $376,250,160 (the “Securities”), which includes, for the avoidance of doubt, the shares of Common Stock having an aggregate gross sales price of $207,923,036.47 sold by the Company prior to 4:00 p.m. (eastern time) on November 13, 2023 pursuant to either of the prospectus supplements filed by the Company with the Commission (as defined below) on August 6, 2021 and January 24, 2023. The maximum amount of Securities that the Placement Agent may sell pursuant to this Agreement as set forth in the immediately preceding sentence is also referred to herein as the “Maximum Amount”. Notwithstanding anything to the contrary contained herein, except as set forth in a Placement Notice (as defined below) the parties hereto agree that compliance with the limitations set forth in this Section 1 on the amount of the Securities issued and sold under this Agreement shall be the sole responsibility of the Company, and the Placement Agent shall have no obligation in connection with such compliance. The issuance and sale of the Securities through the Placement Agent will be effected pursuant to the Registration Statement (as defined below) filed by the Company and which became effective upon filing with the Securities and Exchange Commission (the “Commission”), although nothing in this Agreement shall be construed as requiring the Company to use the Registration Statement to offer, sell or issue the Securities.”.
B. The fourth paragraph of Section 1 of the Amended Agreement is hereby deleted and replaced in its entirety with the following:
“The Company has also entered into separate equity distribution agreements (collectively, the “Alternative Distribution Agreements”), (i) dated as of August 6, 2021, as amended on January 24, 2023 and the date hereof, with the parties listed in subsection (a) of Appendix A attached hereto and (ii) dated as of November 1, 2023 with the parties listed in subsection (b) of Appendix A attached hereto (such parties collectively, the “Alternative Placement Agents”), for the issuance and sale from time to time of the Securities to or through the Alternative Placement Agents. The aggregate amount of shares of Common Stock that may be sold pursuant to this Agreement and the Alternative Distribution Agreements shall not exceed the Maximum Amount.”.
C. The representation in Section 5(a)(13) of the Amended Agreement is hereby is hereby deleted and replaced in its entirety with the following:
“(13) Absence of Existing Defaults and Conflicts. Neither the Company nor any of its subsidiaries is (A) in violation of its Organizational Documents, (B) in breach of or in Default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, license, indenture, mortgage, deed of trust, bank loan or credit agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or its assets may be bound or are subject or (C) in violation of any federal, state, local or foreign law, regulation or rule or any decree, judgment, permit or order applicable to the Company or any of its subsidiaries, except with respect to clauses (B) and (C) only, for such breaches, Defaults or violations which would not, individually or in the aggregate, reasonably be expected to result in a Company Material Adverse Effect.”
D. The representation in Section 5(a)(22) of the Amended Agreement is hereby amended to replace “2021” with “2022”.

E. The representation in Section 5(a)(36) of the Amended Agreement is hereby is hereby deleted and replaced in its entirety with the following:

“(36) Broker-Dealer. Except for Armstrong Securities LLC, neither the Company nor any of its subsidiaries (A) is required to register as a “broker” or “dealer” in accordance with the provisions of the Exchange Act, or (B) directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, or has any other affiliation (within the meaning of FINRA Rule 5121) with, any member firm of FINRA, except as disclosed in the Registration Statement and the Prospectus.”
F. The representation in Section 5(b)(6) of the Amended Agreement is hereby is hereby deleted and replaced in its entirety with the following:
“(6) Absence of Existing Defaults and Conflicts. The Manager is not (A) in violation of its Organizational Documents; (B) in breach of or in Default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, license, indenture, mortgage, deed of trust, bank loan or credit agreement or other agreement or instrument to which the Manager is a party or by which it or its assets may be bound or are subject or (C) in violation of any federal, state, local or foreign law, regulation or rule or any decree, judgment, permit or order applicable to the Manager, except with respect to clauses (B) and (C), for such breaches, Defaults or violations which would not, individually or in the aggregate, reasonably be expected to result in a Manager Material Adverse Effect.”
G. All references in the Amended Agreement to the “Agreement” shall mean the Amended Agreement, as amended by this Amendment No. 2 to the Amended Agreement; provided, however, that all references to “date of this Agreement” in the Amended Agreement shall continue to refer to the date of the Original Agreement, and the reference to “time of execution of this Agreement” set forth in Section 12(a) of the Amended Agreement shall continue to refer to the time of execution of the Original Agreement.
H. Appendix A to the Amended Agreement is hereby deleted and replaced in its entirety with Appendix A attached hereto.
I. Exhibit B to the Amended Agreement is hereby deleted and replaced in its entirety with Exhibit B attached hereto.
J. The Form of Corporate Opinion of Vinson & Elkins L.L.P. attached as Exhibit D-1 to the Amended Agreement is hereby deleted and replaced in its entirety with Exhibit D-1 attached hereto.
K. The Form of Negative Assurance Letter of Vinson & Elkins L.L.P. attached as Exhibit D-2 to the Amended Agreement is hereby deleted and replaced in its entirety with Exhibit D-2 attached hereto.
L. The Form of Tax Opinion of Hunton Andrews Kurth LLP attached as Exhibit D-3 to the Amended Agreement is hereby deleted and replaced in its entirety with Exhibit D-3 attached hereto.
M. The Form of Opinion of Ellington Internal Counsel attached as Exhibit D-4 to the Amended Agreement is hereby deleted and replaced in its entirety with Exhibit D-4 attached hereto.
N. The Form of Officers’ Certificate of the Company attached as Exhibit E to the Amended Agreement is hereby deleted and replaced in its entirety with Exhibit E attached hereto.
O. The Form of Officers’ Certificate of the Manager attached as Exhibit F to the Amended Agreement is hereby deleted and replaced in its entirety with Exhibit F attached hereto.
2. No Other Amendments. Except as specifically set forth herein, all other provisions of the Amended Agreement shall remain in full force and effect.
3. Entire Agreement; Amendment; Severability. This Amendment No. 2 to the Amended Agreement together with the Amended Agreement (including all schedules and exhibits attached hereto and thereto and Placement Notices issued pursuant hereto and thereto) constitutes the entire agreement and supersedes all other prior and contemporaneous agreements and undertakings, both written and oral, among the parties hereto with regard to the subject matter hereof.
4. Prospectus Supplement. The Company agrees to file with the Commission pursuant to Rule 424(b) under the Securities Act a supplement to the Prospectus Supplement reflecting this Amendment No. 2 to the Amended Agreement within two Business Days of the date hereof.
5. Counterparts. This Amendment No. 2 to the Amended Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed amendment by one party to the other may be made by facsimile or email transmission.
[Signature Page Follows]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement by and among the Placement Agent, the Company and the Manager in accordance with its terms.

Very truly yours,

ELLINGTON FINANCIAL INC.

By:
Name:
Title:

ELLINGTON FINANCIAL MANAGEMENT LLC

By:
Name:
Title:

CONFIRMED AND ACCEPTED, as of the date first above written:

[●]

By
Authorized Signatory

[Signature Page to Amendment No. 2 to Equity Distribution Agreement]

APPENDIX A

Alternative Placement Agents
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EXHIBIT B

Authorized Individuals for Placement Notices and Acceptances

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